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EXHIBIT 8.1

PRINCIPAL INVESTMENTS

SUBSIDIARY UNDERTAKINGS

Principal subsidiary undertakings are wholly-owned except where indicated.

	Principal activities	Country of incorporation and registration and principal operations
Air Miles Travel Promotions Ltd*	Airline marketing	England
BA & AA Holdings Ltd* (90 per center of equity owned)	Holding Company	England
Britair Holdings Ltd*	Holding Company	England
British Airways Capital Ltd* (89 per cent of founders' shares owned)	Airline finance	Jersey
British Airways (European Operations at Gatwick) Ltd*	Airline operations	England
British Airways Finance B.V.*	Airline finance	Netherlands
British Airways Holdings Ltd*	Airline finance	Jersey
British Airways Holidays Ltd*	Package holidays	England
British Airways Maintenance Cardiff Ltd*	Aircraft maintenance	England
British Airways Regional Ltd*	Air travel services	England
British Airways Travel Shops Ltd*	Travel agency	England
British Asia Airways Ltd*	Air travel services	England
CityFlyer Express Ltd*	Airline operations	England
Deutsche BA Luftfahrtgesellschaft GmbH	Airline operations	Germany
British Regional Air Lines Group Plc	Airline operations	England
Speedbird Insurance Company Ltd*	Insurance	Bermuda
British Airways CitiExpress Ltd	Airline operations	England
Brymon Airways Ltd (Holding company of British Regional Air Lines Group Plc)	Holding Company	England
World Network Services Pvt Ltd*	Data processing services	India

QUASI-SUBSIDIARY UNDERTAKING

	Principal activities	Country of incorporation and registration and principal operations
The London Eye Company Ltd* (33 per cent of equity owned)	Leisure company	England

ASSOCIATED UNDERTAKINGS

	Percentage of equity owned	Principal activities	Country of incorporation and principal operations
Concorde International Travel Pty Ltd	50.0	Travel services	Australia
Qantas Airways Ltd	21.4	Airline operations	Australia
Iberia, Lineas Aéreas de España, S.A. ("Iberia')	9.0	Airline operations	Spain
Comair Ltd	18.3	Airline operations	South Africa
Accoladia Ltd*	50.0	Package Holidays	England
Opodo Ltd*	22.9	Internet travel agency	England

TRADE INVESTMENTS

	Percentage of equity owned	Principal activities	Country of incorporation and principal operations
The Airline Group*	16.7	Air traffic control holding company	England
Cordiem LLC*	7.4	Internet trade exchange	USA

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  EXHIBIT 8.1